INVESTMENT SUBADVISORY AGREEMENT

         INVESTMENT SUBADVISORY AGREEMENT, effective 1st day of October, 1997, by and between Calvert Asset Management Company, Inc., a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940 (the "Adviser"), and AWAD Associates, a division of Raymond James and Associates, Inc. a Florida corporation (the "Subadviser").

         WHEREAS, the Adviser is the investment adviser to The
Calvert Fund, an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser desires to retain the Subadviser to furnish it with certain investment advisory services in connection with the Adviser's investment advisory activities on behalf of The Calvert Fund and any series of The Calvert Fund, for which Schedules are attached hereto (each such series referred to individually as the "Fund"); and

         WHEREAS that, subject to approval of the Fund's shareholders, it is contemplated that the Calvert Strategic Growth Fund will be merged into the Calvert New Vision Small Cap Fund;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

       1.   Services to be Rendered by the Subadviser to the  Fund.

           (a)  Investment Program.  Subject to the
         control of The Calvert Fund's Board of Trustees and the Adviser, the Subadviser at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Adviser from time to time. With respect to such assets, the Subadviser will make investment decisions, subject to Section 1(g) of this Agreement, and will place all orders for the purchase and sale of portfolio securities. The Subadviser is deemed to be an independent contractor and, except as expressly provided or authorized by this Agreement, has no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser. In the performance of its duties, the Subadviser will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement,
         (iii) the Fund's Declaration of Trust, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Trustees or Adviser may establish. The Adviser is responsible for providing the Subadviser with current copies of the materials specified in Subsections (a)(iii), (iv),
         (v) and (vi) of this Section 1.

          (b) Availability of Personnel.The Subadviser at its expense will make available to the Trustees and Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Adviser and the Subadviser, by telephone, in order to review the Fund's investment policies and to consult with the Trustees and Adviser regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadviser's duties hereunder, and will provide periodic reports to the Adviser relating to the investment strategies it employs.

          (c)  Expenses, Salaries and Facilities.  The
         Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions) including, but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.

          (d) Compliance Reports. The Subadviser at its expense will provide the Adviser with such compliance reports relating to its duties under this Agreement as may be agreed on by such parties from time to time.

         (e)   Valuation.  The Subadviser will assist the
         Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund for which the Subadviser has responsibility on a daily basis (unless otherwise agreed on by the parties hereto) and at such other times as the Adviser shall reasonably request.

         (f)  Executing Portfolio Transactions.

              (i) Brokerage. In selecting brokers and dealers to execute purchases and sales of investments for the Fund, the Subadviser will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph. The Subadviser agrees to provide the Adviser and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund. Subject to review by the Trustees of appropriate policies and procedures, the Subadviser may cause the Fund to pay a broker a commission for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction. If the first broker provided brokerage and/or research services, including statistical data, to the
              Subadviser, the Subadviser shall not be
              deemed to have acted unlawfully, or to
              have breached any duty created by this
              Agreement, or otherwise, solely by reason of acting according to such authorization.

             (ii) Aggregate Transactions.  In executing
              portfolio transactions for the Fund, the Subadviser may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations. If the Subadviser chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction. The Adviser may direct the Subadviser in writing to use a particular broker or dealer for one or more trades if, in the sole opinion of the Adviser, it is in the best interest of the Fund to do so.

                  (g)      Social Screening.  The Adviser is
         responsible for screening those investments of the Fund subject to social screening ("Securities") to determine that the Securities investments meet the Fund's social investment criteria, as may be amended from time to time by the Trustees. The Subadviser will buy only those Securities which the Adviser determines pass the Fund's social screens.

                  (h) Voting Proxies. The Subadviser agrees to take appropriate action (which includes voting) on all proxies for the Fund's portfolio investments in a timely manner. Such action is subject to the direction of the Trustees and Adviser and will be consistent with the social screens and criteria governing investment selection for the Fund.

                  (i) Furnishing Information for the Fund's Proxies and Other Required Mailings. The Subadviser agrees to provide the Adviser in a timely manner with all information necessary, including the Subadviser's certified balance sheet and information concerning the Subadviser's controlling persons, for preparation of the Fund's proxy statements or other required mailings, as may be needed from time to time.

         2.       Books and Records.

                  (a) In connection with the purchase and sale of the Fund's portfolio securities, the Subadviser shall arrange for the transmission to the Fund's custodian, and/or the Adviser on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Adviser to perform its accounting and administrative responsibilities with respect to the management of the Fund.

                  (b) Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisers Act of 1940, and any other laws, rules or regulations regarding recordkeeping, the Subadviser agrees that: (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Adviser any such records upon the Fund's or Adviser's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) or any other applicable rule insofar as such records relate to the investment affairs of the Fund for which the Subadviser has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

                  (c)      The Subadviser represents that it has
         adopted and will maintain at all times a suitable Code of Ethics that covers its activities with respect to its services to the Fund.

                  (d) The Subadviser shall supply to the Fund Board its policies on "soft dollars," trade allocations and brokerage allocation procedures. The Subadviser shall maintain appropriate fidelity bond and errors and omission insurance policies.

         3. Exclusivity. Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that during the term of the Agreement, the Subadviser will not provide investment advisory services ("Services") to any other investment company registered under the 1940 Act except to the extent that, as of September 1, 1997, the Subadviser has entered into a written agreement(s) to provide such Services.

         4. Compensation. The Adviser will pay to the Subadviser as compensation for the Subadviser's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in one or more Schedules attached hereto and made part of this Agreement. Such fees shall be paid by the Adviser (and not by the Fund). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadviser shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the portion of the month for which services were provided. The Schedules may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Declaration of Trust and Bylaws of the Fund. Any change in the Schedule pertaining to any new or existing series of the Fund shall not be deemed to affect the interest of any other series of the Fund and shall not require the approval of shareholders of any other series of the Fund.

         5. Assignment and Amendment of Agreement. This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment or if the Investment Advisery Agreement between the Adviser and the Fund shall terminate for any reason. This Agreement constitutes the entire agreement between the parties, and may not be amended except in a writing signed by both parties. This Agreement shall not be materially amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of The Calvert Fund who are not interested persons of the Fund, the Adviser or the Subadviser.

         6. Duration and Termination of the Agreement. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Fund now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Trustees of The Calvert Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that Fund's outstanding voting securities. This Agreement shall remain in full force and effect with respect to a Fund continuously thereafter (unless terminated automatically as set forth in Section 5.) except as follows:

                  (a) The Calvert Fund may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Adviser and the Subadviser. Such termination can be authorized by the affirmative vote of a majority of the (i) Trustees of The Calvert Fund or (ii) outstanding voting securities of the applicable Fund.

                  (b)      This Agreement will terminate
         automatically with respect to a fund unless, by January 1, 1998, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Trustees of The Calvert Fund or the shareholders of such Fund by the affirmative vote of a majority of the outstanding shares of such Fund, and (ii) a majority of the Trustees of The Calvert Fund who are not interested persons of the Fund, Adviser or Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any series for their approval and such shareholders fail to approve such continuance as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  (c) The Adviser may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement with respect to any or all Funds by not less than 90 days written notice delivered or mailed by registered mail, postage prepaid, to the Adviser, unless otherwise mutually agreed in writing.

                  (d) The Adviser may terminate this Agreement with respect to any or all Funds immediately by written notice if the Confidentiality and Non-Use Agreement referred to in Section of this Agreement is, in the sole opinion of the Adviser, is violated.

         Upon termination of this Agreement with respect to any Fund, the duties of the Adviser delegated to the Subadviser under this Agreement with respect to such Fund automatically shall revert to the Adviser.

         Notwithstanding any other provision, the Agreement, as it relates to the Calvert Strategic Growth Fund will terminate immediately upon the merger of the Calvert Strategic Growth Fund into the Calvert New Vision Small Cap Fund.

         7. Notification to the Adviser. The Subadviser promptly shall notify the Adviser in writing of the occurrence of any of the following events:

                  (a) the Subadviser shall fail to be registered as an investment Adviser under the Investment Advisers Act of 1940, as amended, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment Adviser in order to perform its obligations under this Agreement;

                  (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund;

                  (c) the Subadviser violates its Code of Ethics as relates to trading by the Fund. The Subadviser will notify the Adviser (i) when it discovers a violation has occurred; and (ii) when action has been taken to rectify the violation; or

                  (d) any other event, including but not limited to, a change in personnel or the addition or loss of major clients of the Subadviser that might affect the ability of the Subadviser to provide the Services provided for under this Agreement.

         8. Definitions. For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         9. Indemnification. The Subadviser shall indemnify and hold harmless the Adviser, the Fund and their respective trustees, directors, officers and shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Subadviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

         The Adviser shall indemnify and hold harmless the Subadviser, the Fund and their respective Trustees, directors, officers and shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or under its Investment Advisery Agreement with the Fund.

         10. Applicable Law and Jurisdiction. This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

         11. Confidentiality. This Agreement is not binding on the Adviser unless the Subadviser has signed and is subject to a confidentiality and non-use agreement ("Non-Use Agreement") not materially different than the one attached hereto as Exhibit 1. For a period of two (2) years from the date of termination of this Agreement, the Subadviser shall not attempt to develop, market or sell any product which uses or employs any Confidential Information, as that term is defined in the Non-Use Agreement.

         12. Miscellaneous. Notices of any kind to be given to a party hereunder shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to such party at the address set forth below, attention President, or at such other address or to such other person as a party may from time to time specify.

         Subadviser agrees that for a period of two (2) years from the date of termination of this Agreement, it shall not directly or indirectly, hire, employ or engage, or attempt to hire, employ or engage any employee of the Adviser without the prior written permission of the Adviser.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first written above.


Witness:
                                        Calvert Asset Management Company, Inc.
                                        4550 Montgomery Avenue, Suite 1000N
                                        Bethesda, Maryland 20814

BY:_______________________              BY:______________________________



Attest:                                AWAD Associates, a division of Raymond
                                       James and Associates, Inc.




By:________________________              By:_______________________________

         Fee Schedule to the Investment Subadvisory Agreement
            between Calvert Asset Management Company, Inc.
                          and AWAD Associates

         As compensation pursuant to Section 4 of the Investment Subadvisory Agreement between Calvert Asset Management Company, Inc. (the "Adviser") and AWAD Associates (the "Subadviser"), the Adviser shall pay the Subadviser an annual subadvisory fee computed daily and payable monthly, at an annual rate equal to:

         (1)   0.40% of the average daily net assets of Calvert
              Strategic Growth Fund, and

         (2) 0.40% of the average daily net assets of Calvert New Vision Small Cap Fund.